SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2026

AI Era Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 336-2398

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 7, 2026, the Board of Directors (the “Board”) of AI Era Corp. (the “Company”) accepted the resignation of Chiyuan Deng as Chief Financial Officer of the Company, effective as of the close of business on April 7, 2026.

Mr. Deng’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Deng will continue to serve as President and remains a director.

Appointment of New Chief Financial Officer

Effective April 7, 2026, the Board appointed Dzmitry Kastahorau as Chief Financial Officer, Principal Accounting and Financial Officer of the Company, to serve until his successor is appointed or until his earlier resignation or removal. There are no family relationships between Mr. Kastahorau and any director or executive officer of the Company and, aside from his employment agreement, there are no transactions involving Mr. Kastahorau that would require disclosure under Item 404(a) of Regulation S-K.

Dzmitry Kastahorau

Mr. Kastahorau, age 35, brings over 10 years of international finance leadership experience across multiple industries, including fashion retail, software/robotics, funds, fragrances/cosmetics, and automotive. He has served in CFO and senior finance roles in the UAE, Spain, and Germany, with expertise in strategic finance, investor relations, budgeting, treasury management, financial reporting, compliance, and supporting capital-raising and public company readiness initiatives.

Notable prior roles include:

  CFO, TXT Trading (Lime Shop) – Dubai, UAE (2023–present)
  CFO, Micropolis (Computer Software / Robotics / Autonomous Vehicles) – Dubai, UAE (2021–present)
  Non-Executive Director & CFO, SOTA Capital (Fund) – DIFC, Dubai (2022–present)
  Regional Finance & Logistics Director, Puig/Chalhoub Group – Dubai, UAE (2018–2021)
  Regional Finance Manager – EMEA, Puig – Barcelona, Spain (2015–2018)

Mr. Kastahorau holds a Master of International Finance from EADA Business School (Barcelona) and a Bachelor of Business Administration from La Salle and the International University of Monaco.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Kastahorau, dated April 6, 2026 (the “Employment Agreement”). The material terms of the Employment Agreement include:

  Term: Three (3) years initial term, with automatic one-year renewals.
  Sign-On Bonus: $300,000 payable in restricted common stock (number of shares calculated using a fixed price between $0.80 and $1.00 per share, subject to clawback if terminated for Cause within the first 12 months).
  Base Salary: $60,000 per year, payable quarterly in cash, plus $10,000 annual remote work stipend.
  Stock Options: Grant of 1,500,000 options vesting over three years (25%/35%/40%), subject to continued service and performance milestones, with full acceleration upon Change of Control or termination without Cause.
  Performance Incentives: Eligible for up to 1,000,000 additional shares tied to financial milestones, funding, and KPIs.
  Benefits: Participation in Company benefit plans and reimbursement of pre-approved business expenses up to $12,000 annually.
  Termination: Standard provisions for termination with or without Cause or for Good Reason, with severance equal to 120% of remaining Base Salary for the Term upon qualifying termination, plus accelerated vesting and benefits continuation.

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The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated April 7, 2026, between AI Era Corp. and Dzmitry Kastahorau
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AI Era Corp.

/s/ Chiyuan Deng

Chiyuan Deng

President

Date: April 7, 2026

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